Exhibit 10.132

AMENDMENT NO. 3 TO CREDIT AGREEMENT
AMENDMENT NO. 3, dated as of January 8, 2013 (this “Amendment No. 3”), to the Credit Agreement (as defined below) among Brocade Communications Systems, Inc., a Delaware Corporation, as Borrower (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
RECITALS
WHEREAS, the Borrower, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), are party to that certain Credit Agreement dated as of October 7, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrower desires to amend certain provisions of the Credit Agreement in connection with the redemption of the Borrower’s outstanding 6.625% Senior Secured Notes due 2018 as specified and on the terms set forth herein;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
Amendment

SECTION 1.01.    Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment No. 3.

SECTION 1.02    Amendment of Credit Agreement. Effective as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby amended as follows:

(1)The following definitions are hereby added in appropriate alphabetical order to Section 1.01 of the Credit Agreement:
“New Indebtedness” has the meaning specified in Section 7.02(i).
“Dischargeable Indebtedness” has the meaning specified in Section 7.02(i).
(2)Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso at the end of the first sentence in the definition of “Consolidated Funded Indebtedness”:

“provided, however, that Consolidated Funded Indebtedness shall not include any Dischargeable Indebtedness so long as (i) such Dischargeable Indebtedness has been irrevocably called for redemption and the net proceeds from the incurrence of any New Indebtedness relating thereto, together with cash or Cash Equivalents, in an aggregate amount sufficient to fund the redemption of such Dischargeable Indebtedness have been irrevocably deposited with the trustee and/or agent, as applicable, and (ii) such trustee and/or agent, as applicable, applies the such deposit to redeem the Dischargeable Indebtedness on the specified date of redemption, in each case in accordance with the terms of the indenture, instrument or other documents (as applicable) governing the redemption of such Dischargeable Indebtedness.

(3)    Section 7.01(y) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“provided further that notwithstanding anything herein to the contrary, any Lien arising from any deposit made to any trustee and/or agent, as applicable, in connection with the redemption of Indebtedness shall not constitute a First Lien Obligation or Second Lien Obligation;”
(4)    Section 7.02(i) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“provided further that if the Indebtedness being refinanced, refunded, renewed or extended (“Dischargeable Indebtedness”) (i) shall have been irrevocably called for redemption and the net proceeds from the incurrence of any Indebtedness used to refinance, refund, renew or extend such Dischargeable Indebtedness (“New Indebtedness”), together with cash or Cash Equivalents, in an aggregate amount sufficient to fund the redemption of such Dischargeable Indebtedness shall have been irrevocably deposited with the trustee and/or agent, as applicable, in accordance with the terms of the indenture, instrument or other document (as applicable) governing the redemption of such Dischargeable Indebtedness and (ii) such trustee and/or agent, as applicable, applies the such deposit to redeem the Dischargeable Indebtedness on the specified date of redemption, in each case in accordance with the terms of the indenture, instrument or other documents (as applicable) governing the redemption of such Dischargeable Indebtedness, then such Dischargeable Indebtedness shall not be deemed to be outstanding for purposes of this Section 7.02(i);”
ARTICLE II
Conditions to Effectiveness
SECTION 2.01.    This Amendment No. 3 shall become effective on the date (the “Amendment No. 3 Effective Date”) on which:

(a)The Administrative Agent (or its counsel) shall have received from (i) the Borrower and the Administrative Agent and (ii) the Required Lenders either (x) counterparts of this Amendment No. 3 signed on behalf of such parties or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment No. 3.

(b)All reasonable fees and disbursements of counsel to the Administrative Agent in connection with this Amendment No. 3 and the transactions contemplated hereby shall have been paid, to the extent invoiced at least one Business Day prior to the Amendment No. 3 Effective Date.

(c)Each Loan Party set forth on Schedule I hereto shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE III

Miscellaneous

SECTION 3.01.    Representations and Warranties.

(a)    To induce the other parties hereto to enter into this Amendment No. 3, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Amendment No. 3 Effective Date and after giving effect to the transactions and amendments to occur on the Amendment No. 3 Effective Date, this Amendment No. 3 has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Amendment No. 3 Effective Date, will constitute, legal, valid and binding obligations of the Loan Parties, enforceable against each of the Loan Parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 3.02.    Effect of Amendment.

(a)    Except as expressly set forth herein, this Amendment No. 3 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment No. 3 shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. The Borrower reaffirms its obligations under the Loan Documents to which it is a party and the validity of the Liens granted by it pursuant to the Collateral Documents.

(b)    On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement, “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment No. 3 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3.03.    Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall apply to this Amendment No. 3 to the same extent as if fully set forth herein.

SECTION 3.04.    Costs and Expenses. To the extent contemplated by Section 10.04 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment No. 3 and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

SECTION 3.05.    Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment No. 3 by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 3.06    Headings. The headings of this Amendment No. 3 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their officers as of the date first above written.

BROCADE COMMUNICATIONS SYSTEMS, INC.
By: /s/Jean Furter
Name: Jean Furter
Title: Vice President and Treasurer

BANK OF AMERICA, N.A., individually and as Administrative Agent,
By: /s/Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

BANK OF AMERICA, N.A., individually and as Lender, Swing Line Lender and L/C Issuer
By: /s/Jeanette Lu
Name: Jeanette Lu
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender
By: /s/Christopher Usas
Name: Christopher Usas
Title: Director

HSBC Bank USA, N.A., as a Lender
By: /s/Adriana Collins
Name: Adriana Collins
Title: Vice President

Morgan Stanley Senior Funding, Inc., as a Lender
By: /s/Allen Chang
Name: Allen Chang
Title: Vice President

Comercia Bank, as a Lender
By: /s/Robert R. Shutt
Name: Robert R. Shutt
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender
By: /s/Robert W. Boswell
Name: Robert W. Boswell
Title: Senior Vice President

Wells Fargo Bank, N.A., as a Lender
By: /s/Karen Byler
Name: Karen Byler
Title: Senior Vice President

SCHEDULE I
Reaffirmation Agreement Parties

BROCADE COMMUNICATION SYSTEMS, INC.
FOUNDRY NETWORKS, LLC
INRANGE TECHNOLOGIES CORPORATION
McDATA SERVICES CORPORATION
VYATTA, INC.